                                                                Exhibit 99(d)(2)

                                     FORM OF
             AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT
                             The Munder Funds, Inc.
                       The Munder Framlington Funds Trust

     AGREEMENT, made as of the 15/th/ day of May, 2001, among Munder Capital Management ("Advisor"), a Delaware partnership, Framlington Overseas Investment Management Limited ("Sub-Advisor"), a subsidiary of Framlington Group Limited, a private limited company, incorporated in England and in Wales and registered under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and The Munder Funds, Inc. ("Company"), a Maryland corporation and The Munder Framlington Funds Trust ("Framlington"), a Massachusetts business trust, each an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act").

     WHEREAS, the Advisor has entered into Investment Advisory Agreements, originally dated July 2, 1998 and restated as of May 15, 2001, with the Company and Framlington (the "Investment Advisory Agreements"), pursuant to which the Advisor will act as investment adviser to the Company and Framlington, with respect to those series set forth in Schedule A to this Agreement, as it may be amended from time to time (each, a "Fund" and, collectively, "Funds");

     WHEREAS, with respect to the Munder International NetNet Fund and Munder Bio(Tech)/2/ Fund, the Company and the Advisor have entered into Investment Sub-Advisory Agreements with the Sub-Advisor, and with respect to each of Framlington's Funds, Framlington and the Advisor have entered into an Investment Sub-Advisory Agreement with the Sub-Advisor, dated October 31, 2000, December 20, 2000 and December 30, 2000, respectively ("Original Agreements"); and

     WHEREAS, the Company, Framlington, the Advisor and the Sub-Advisor wish to consolidate each of the Original Agreements into this single Agreement, provided that, in doing so, no material change is made to any provision of the Original Agreements;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Company, Framlington, the Advisor and the Sub-Advisor as follows:

1.   Appointment

          The Advisor hereby appoints the Sub-Advisor to act as sub-investment adviser to the Funds for the periods and on the terms set forth herein. The Sub-Advisor accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.

2.   Services as Sub-Advisor

     Subject to the general supervision and direction of the Board of Directors of the Company and the Board of Trustees of Framlington (collectively, the "Boards") and the Advisor, the Sub-Advisor will: (a) manage the investments of each Fund in accordance with each Fund's investment objectives, restrictions and policies as stated in that Fund's Prospectus and the Statement of Additional Information filed with the Securities and Exchange Commission, as they may be amended from time to time (or in the case of the Funds listed on Schedule B to this Agreement, the Sub-Advisor will manage the investments of that portion of each Fund that may be allocated by the Advisor to the Sub-Advisor from time to time ("Allocated Portion")); (b) make investment decisions for each Fund or Allocated Portion; (c) place purchase and sale orders on behalf of each Fund or Allocated Portion; and (d) select broker-dealers to execute trades on behalf of each Fund or Allocated Portion.

          The Sub-Advisor further agrees that, in performing its duties hereunder, it will:

          (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, of 1986, as amended ("Code"), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Boards as advised to the Sub-Advisor from time to time;

          (b) use reasonable efforts to manage each Fund so that each will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

          (c) maintain books and records with respect to each Fund's securities transactions, render to the Advisor or Boards such periodic and special reports as the Boards may reasonably request, and keep the Advisor and the Boards informed of developments materially affecting the Funds' portfolios;

          (d) make available to the Funds' administrator and, as appropriate, the Company or Framlington, promptly upon their request, such copies of the investment records and ledgers with respect to the Funds as may be required to assist the administrator, the Company and Framlington in their compliance with applicable laws and regulations; and

          (e) immediately notify the Company and Framlington in the event that the Sub-Advisor or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Advisor from serving as investment advisor pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. The Sub-Advisor further agrees to notify the Company and Framlington immediately of any material fact known to the Sub-Advisor respecting or relating to the Sub-Advisor that is not contained in the Company's or Framlington's Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

3.   Documents

          The Advisor has delivered properly certified or authenticated copies of each of the following documents to the Sub-Advisor and will deliver to it all future amendments and supplements thereto, if any:

          (a) certified resolutions of each Board authorizing the appointment of the Sub-Advisor and approving the form of this Agreement;

          (b) the Registration Statements describing the Funds as filed with the Securities and Exchange Commission and any amendments thereto; and

          (c) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statements described above.

4.   Brokerage

          In selecting broker-dealers to execute transactions on behalf of the Funds, the Sub-Advisor will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Sub-Advisor will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Advisor is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided to the Funds and/or other accounts over which the Sub-Advisor or its affiliates exercise investment discretion. The parties hereto acknowledge that it is desirable for the Company and Framlington that the Sub-Advisor have access to supplemental investment and market research and security and economic analysis provided by broker-dealers who may execute brokerage transactions at a higher cost to the Company and Framlington than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Sub-Advisor may cause a Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Sub-Advisor determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Sub-Advisor to the Funds. It is understood that the services provided by such brokers may be useful to the Sub-Advisor in connection with the Sub-Advisor's services to other clients. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and subject to any other applicable laws and regulations, the Sub-Advisor and its affiliates are authorized to effect portfolio transactions for the Funds and to retain brokerage commissions on such transactions.

5.   Records

          The Sub-Advisor agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Sub-Advisor with respect to the Funds by the 1940 Act. The Sub-Advisor further agrees that all records which it maintains for each Fund are the property of each Fund and it will promptly surrender any of such records upon request.

6.   Standard of Care

          The Sub-Advisor shall exercise its best judgment in rendering the services under this Agreement. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor, the Funds or the Funds' shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Advisor against any liability to the Advisor, the Funds or to the Funds' shareholders to which the Sub-Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Advisor's reckless disregard of its obligations and duties under this Agreement. As used in this
Section 6, the term "Sub-Advisor" shall include any officers, directors, employees, or other affiliates of the Sub-Advisor performing services with respect to the Funds.

7.   Compensation

          In consideration of the services rendered pursuant to this Agreement, the Advisor will pay the Sub-Advisor a fee at an annual rate based on each Fund's average daily net assets as set forth on

Schedule A. This fee shall be computed and accrued daily and payable monthly. For the purpose of determining fees payable to the Sub-Advisor, the value of each Fund's average daily net assets shall be computed at the times and in the manner specified in the Fund's Prospectuses or Statements of Additional Information. As to each Fund, if, in any fiscal year, the Advisor determines to waive fees payable to it by the Fund or reimburse expenses to the Fund, the Sub-Advisor will bear that portion of the fee waiver or expense reimbursement which bears the same relation to such fee waiver or expense reimbursement as the fee payable by the Fund to the Sub-Advisor during such year bears to the total of (i) the annual fee payable by the Fund to the Sub-Advisor plus (ii) the annual fee payable by the Fund to the Advisor, in each case without giving effect to the fee waiver or expense reimbursement.

8.   Expenses

     The Sub-Advisor will bear all expenses in connection with the performance of its services under this Agreement. Each Fund will bear certain other expenses to be incurred in its operation, including: taxes; interest; brokerage fees and commissions, if any; fees of the members of its Board who are not officers, directors, or employees of the Advisor or any Sub-Advisor; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of Fund's existence; costs attributable to investor services, including, without limitation, telephone and personal expenses; charges of an independent pricing service; costs of preparing and printing Prospectuses and Statements of Additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or members of the Board; and any extraordinary expenses.

9.   Services to Other Companies or Accounts

     The investment advisory services of the Sub-Advisor to the Funds under this Agreement are not to be deemed exclusive, and the Sub-Advisor, or any affiliate thereof, shall be free to render similar services to other investment companies and clients (whether or not their investment objective and policies are similar to those of a Fund) and to engage in activities so long as its services hereunder are not impaired thereby.

10.  Duration and Termination

     (a) Current Funds. With respect to each of the Funds listed on Schedule A as of May 15, 2001 ("Current Funds") this Agreement shall be effective as of the date that the relevant Original Agreement became effective with respect to that Current Fund ("Original Agreement Date"), provided that with respect to any Current Fund the Original Agreement was approved in accordance with the terms of the Original Agreement. For each Current Fund, this Agreement shall continue in effect, unless sooner terminated, as provided herein, for two years from the Original Agreement Date for that Current Fund and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the members of the relevant Board or
(ii) a vote of a "majority" (as defined in the 1940 Act) of the Current Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the members of the relevant Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b) New Funds. With respect to any Fund not listed on Schedule A hereto as of May 15, 2001 ("New Fund"), this Agreement shall become effective on such date as determined by the relevant Board, provided that with respect to any New Fund, this Agreement shall not take effect unless it has been approved (a) by a vote of a majority of the members of each Board, including a majority of those Board members who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of that New Fund's outstanding voting securities and shall continue in effect with respect to the New Fund, unless sooner terminated, as provided herein, for two years from the initial approval date for each New Fund and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the members of the relevant Board or (ii) a vote of a "majority" (as defined in the 1940 Act) of the New Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the members of the relevant Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     (c) Termination. This Agreement is terminable with respect to the Funds, or any Fund, without penalty, on sixty (60) days' written notice by the relevant Board(s) or by vote of the holders of a "majority" (as defined in the 1940 Act) of the shares of the affected Funds or upon ninety (90) days' written notice by the Advisor. Termination of this Agreement with respect to any given Fund, shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund. This Agreement will be terminated automatically in the event of its "assignment" (as defined in the 1940 Act).

11.  Amendment

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to any Fund until approved by an affirmative vote of (i) a majority of the outstanding voting securities of such Fund, and (ii) a majority of the members of the relevant Board, including a majority of Board members who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

12.  Names

     It is understood that the name "Framlington Overseas Investment Management Limited" or "Munder Capital Management" or any derivative of or logo associated with either name is the valuable property of the Sub-Advisor and the Advisor and each of their affiliates, and that the Fund has the right to use any such names (or any derivative thereof or associated logo) only so long as this Agreement shall continue with respect to that Fund. Upon termination of this Agreement, the Fund shall forthwith cease to use such names (or any derivative thereof or associated logo) and the Company or Framlington, as applicable, will promptly amend its charter documents to change the name of any applicable Fund to comply herewith. To the extent used in the United States, it is understood that, with respect to the Funds set forth on Schedule C, the names specified above (or any derivative thereof or associated logo) is the valuable property of the Company or Framlington, as indicated, and the Sub-Advisor and the Advisor shall have the right to use those names (or derivative thereof or associated logo) anywhere in the world for so long as this Agreement shall continue.

13.  Separate Agreements

     The parties affirm and agree that this Agreement shall be enforced as a separate agreement as between the Sub-Advisor, the Advisor and each of the Company and Framlington. Nothing in this Agreement shall be interpreted to combine or collectively enjoin the Company and Framlington. For all purposes, this Agreement shall be considered and interpreted as individual agreements between the Sub-Advisor, the Advisor and each of the Company and Framlington.

14.  Miscellaneous

          (a) The provisions set forth on Appendix A with respect to the Sub-Advisor are incorporated herein by reference and considered part of this Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

          (b) Titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

          (c) This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties (subject to Section 13 of this Agreement).

          (d) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Michigan.

          (e) If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than these as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

          (f) Notices of any kind to be given to the Sub-Advisor by the Advisor shall be in writing and shall be duly given if mailed or delivered to the Sub-Advisor at 155 Bishopsgate, London EC2M 3XJ, England, or at such other address or to such individual as shall be specified by the Sub-Advisor to the Fund or the Advisor. Notices of any kind to be given to the Fund or the Advisor by the Sub-Advisor shall be in writing and shall be duly given if mailed or delivered to 480 Pierce Street, Birmingham, Michigan 48009, or at such other address or to such individual as shall be specified by the Fund or the Advisor to the Sub-Advisor.

          (g) With respect to Framlington, the words "The Munder Framlington Funds Trust" and "Trustees" or "Board of Trustees" used or implied herein refer respectively to the trust created and the Trustees, as trustees of Framlington but not individually or personally acting from time to time under its Declaration of Trust, which is hereby referred to and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal office of Framlington.

          (h) With respect to Framlington, the obligations of "The Munder Framlington Funds Trust" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents of Framlington are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of Framlington personally, but bind only Framlington property, and all persons dealing with any series or class of shares of Framlington must look solely to trust property belonging to such series or class for the enforcement of any claims against Framlington.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

                                        THE MUNDER FUNDS, INC.


                                        By:  ___________________________________
                                             Stephen J. Shenkenberg
                                             Vice President and Secretary


                                        THE MUNDER FRAMLINGTON FUNDS TRUST


                                        By:  ___________________________________
                                             Stephen J. Shenkenberg
                                             Vice President and Secretary


                                        MUNDER CAPITAL MANAGEMENT


                                        By:  ___________________________________
                                             Stephen J. Shenkenberg
                                             Executive Vice President


                                        FRAMLINGTON OVERSEAS INVESTMENT
                                        MANAGEMENT LIMITED


                                        By:  ___________________________________

                                   SCHEDULE A

                                                            Annual Fees (as a Percentage of
                                                            Average Daily Net Assets)
                                                            -------------------------
Munder Funds Inc.
-----------------
Munder International NetNet Fund                            0.625%
Munder Bio(Tech)/2/ Fund                                    0.625%

Munder Framlington Funds Trust
------------------------------
Munder Framlington Emerging Markets Fund                    0.625%
Munder Framlington International Growth Fund                0.50% of net assets up to $250 million; plus
                                                            0.375%of net assets of $250 million or more
Munder Framlington HealthcareFund                           0.50% of net assets up to $250 million; plus
                                                            0.375%of net assets of $250 million or more
Munder Framlington Global Financial Services Fund           0.375%

Dated:  May 15, 2001

                                   SCHEDULE B

Services of Sub-Advisor. Reference is made to Section 2 of the Agreement
------------------------------------------------------------------------


Munder International NetNet Fund
Munder Bio(Tech)/2/ Fund




DATED:   May 15, 2001


This Schedule may be amended from time to time, as agreed to by all parties in writing.

                                   SCHEDULE C

Use of Names. Reference is made to Section 12 of the Agreement
---------------------------------------------------------------


The Munder Funds, Inc.
----------------------
"Munder International NetNet Fund"
"Munder Bio(Tech)/2/ Fund"

For the avoidance of doubt, after termination of this Agreement, the Sub-Advisor shall not use any derivative or logo of such Funds which includes the name "Munder" and/or Munder Bio(Tech)/2/ or "Munder International NetNet", except as is currently in use.




DATED:   May 15, 2001


This Schedule may be amended from time to time, as agreed to by all parties in writing.

                                   APPENDIX A

                           ADDITIONAL IMRO PROVISIONS
                           --------------------------

     The provisions set forth herein are subject to the limitations of the 1940 Act, the Advisers Act and the Funds' Prospectuses and Statements of Additional Information. In the extent of a conflict of terms or provisions between this Appendix A and the Agreement, the Agreement shall govern.

1. Framlington Overseas Investment Management Limited (the "Sub-Advisor") is regulated in the conduct of its investment business in the United Kingdom by the Investment Management Regulatory Organization ("IMRO").

2.   Services

          The Sub-Advisor will provide discretionary investment management services for Munder Capital Management (the "Advisor"). Further details of the services to be provided are set out in the Investment Sub-Advisory Agreement (the "Agreement") to which this Appendix A is incorporated by reference. Such services are to be provided on the basis that the Advisor falls within the category of non-private investor.

3.   Fees

          Details of the Sub-Advisory fees are set out in Paragraph 7 of the Agreement. Any remuneration received by the Sub-Advisor hereunder shall supplement any other remuneration receivable by the Sub-Advisor in connection with transactions effected by the Sub-Advisor with or for the Advisor under this or any other agreement with the Advisor.

4.   Termination

          The provisions in respect of termination of the Agreement are set out in Paragraph 10 of the Agreement. Termination of the Agreement by either party shall be without prejudice to the completion of any transaction already initiated which shall be completed in accordance with market practice.

5.   The Portfolio

          The investment objectives and any restrictions on the types of investments and markets in which transactions may be affected are prescribed in applicable laws (see Paragraph 2 of the Agreement) and are set-out in the Funds' Prospectuses and the Statements of Additional Information or as notified to and accepted by the Sub-Advisor in accordance with the terms of the Agreement.

6. Subject to the 1940 Act, the Investment Advisers Act, the Prospectuses and the Statements of Additional Information, the Sub-Advisor shall be entitled without prior reference to the Advisor to effect on behalf of the Advisor transactions:

     a)   in investments the price of which may be being stabilized;
     b) in units in Collective Investment Schemes which are not Regulated Collective Investment Schemes and which are not regulated in accordance with the 1940 Act and other applicable laws; and

     c) where the Sub-Advisor may act as a principal or as agent between another client or any Associate of the Sub-Advisor and the Advisor provided that the terms of the transaction are at least as good as those generally available elsewhere.

7. The Sub-Advisor may commit the Advisor to supplement any Fund either by borrowing or by committing the Advisor to a contract the performance of which may require the Advisor to supplement such Fund but such borrowing may only take place in accordance with the 1940 Act.

          With respect to the above, borrowing shall only be effected on a short-term basis ancillary to the proper management of the Funds pending settlement of other transactions or to protect against currency fluctuations and in any event will be in accordance with relevant regulations and the guidelines set out in the applicable Prospectus and the Statement of Additional Information.

8. Subject to the 1940 Act, the Advisers Act, the Prospectuses and the Statements of Additional Information, the Sub-Advisor may effect without prior reference to the Advisor transactions involving an obligation to underwrite any issue or offer for sale of investments by or through parties unrelated to the Sub-Advisor (and there are no restrictions on the categories of securities which may be so underwritten) provided that such underwriting shall be limited to 25% of the value of any Fund.

9.   Valuation, Reports and Records

          The Sub-Advisor shall send to the Advisor, at least once every calendar quarter, a statement of the contents and valuation of the Funds, the transactions entered into during such period and other information required by the IMRO Rules to be contained in such statement. Such statement may contain a measure of performance of the Funds by reference to the appropriate indices.

          The Sub-Advisor shall forward contract notes to the administrator of the Funds, as listed in the Funds' the Prospectuses and/or the Statements of Additional Information, as soon as possible after the transaction at the address set out in the Prospectuses or to such other address as the Advisor may provide to the Sub-Advisor for that purpose.

10.  Complaints

          The Sub-Advisor has in operation, and ensures compliance with, a written procedure for the effective consideration and proper handling of any complaints the Advisor may have. The Advisor also has the right to make a complaint direct to the Investment Ombudsman, at 6 Fredericks Place, London EC2R 8BT.

          Such procedure ensures that (unless a complaint can be settled instantly and directly by the representative or employee of the Sub-Advisor responsible for the matters involved in the complaint and does not involve sums which are material in relation to the financial circumstances of the complainant) the complaint is considered by an officer or employee of appropriate seniority who was not himself concerned in the matter or (where this is not possible) by a person of appropriate standing who is not an officer or employee of the Sub-Advisor.

11.  Compensation

          In the event that the Sub-Advisor is unable to meet any liabilities to the Advisor, the Advisor can apply to the Sub-Advisor or to IMRO for a statement describing the rights to compensation.

12.  Hedging

          Where a liability in one currency is to be matched by an asset in a different currency or where all or part of the investments are denominated in a currency other than sterling, a movement of exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on the investment.

13.  Investments Not Readily Realisable

          In relation to any Investments Not Readily Realisable in which the Funds may be invested, the Advisor is advised that these are not readily realisable, that there can not be any certainty that market makers will be prepared to deal in them and that proper information for determining their current value may not be available. The Sub-Advisor will notify the Advisor of any transaction in an Investment Not Readily Realisable in the six monthly statements, or as requested by the Advisor.

          "Investment Not Readily Realisable" has the meaning assigned to it by the IMRO Rules and includes, inter alia, investments (which are not life policies or units in Regulated Collective Investment Schemes) which are not traded on or under the rules of a recognized investment exchange and investments which are so traded, but not with sufficient frequency or regularity for a reliable quoted price for such transactions to be available.

14.  Margined Transactions, Options, Futures and Contracts for Differences

          The Sub-Advisor shall be entitled without prior reference to, or the written consent of, the Advisor, to effect transactions in Margined Transactions, Options, Futures and Contracts for Differences. The Advisor is warned that the markets can be highly volatile and that such investments may carry a high risk of loss. The Sub-Advisor will only carry out such transactions in accordance with the Agreement, and the provisions of the Prospectuses, the Statements of Additional Information, and applicable laws and regulations.

          "Margined Transactions" has the meaning assigned to it by the IMRO Rules and includes, inter alia, a transaction relating to a Future, an Option or a Contract for Differences under the terms of which the Advisor may be liable to make deposits in cash or collateral to secure performance of obligations which he may have to perform when the transaction fails to be completed or upon the earlier closing out of his position.

15.  Warrants

          Warrants often involve a high degree of gearing so that a relatively small movement in the price of the security to which the warrant relates may result in a disproportionately large movement, unfavourable as well as favourable, in the price of the warrant.